Exhibit  10.1

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of February 2, 2006, is entered into by and among Mueller Holding Company, Inc., a Delaware corporation (the “Successor”), Mueller Water Products, LLC, a Delaware limited liability company (the “Company”), Mueller Water Products Co-Issuer, Inc., a Delaware corporation (the “Co-Issuer”), and Law Debenture Trust Company of New York, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Co-Issuer have heretofore executed and delivered to the Trustee an indenture, dated as of April 29, 2004, as amended by the Supplemental Indenture, dated as of October 3, 2005 (as amended, the “Indenture”; capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture), providing for the issuance of 14¾% Senior Discount Notes due 2014 (the “Notes”);

WHEREAS, the Successor, the Company and the Co-Issuer have entered into an Agreement and Plan of Merger, dated as of January 31, 2006 (the “Merger Agreement”), which contemplates the execution and filing of a Certificate of Merger (the “Certificate of Merger”) providing for the merger of the Company and the Co-Issuer with and into the Successor (the “Merger”), with the Successor continuing its corporate existence under Delaware law;

WHEREAS, pursuant to the Merger, the name of the Successor shall be changed to “Mueller Water Products, Inc.”;

WHEREAS, Section 5.01 of the Indenture provides, among other things, that the Company shall not merge with or into another Person unless, among other things, the Person surviving the merger assumes all the obligations of the Company and the Co-Issuer under the Notes, the Indenture and the Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

WHEREAS, Section 9.01 of the Indenture provides, among other things, that, without the consent of any Holder of Notes, the Company, the Co-Issuer and the Trustee may enter into a supplemental indenture authorized or permitted by the terms of the Indenture to provide for the assumption of the Company’s and the Co-Issuer’s obligations to the Holders of the Notes by a successor to the Company pursuant to Section 5.01 of the Indenture;

WHEREAS, the execution and delivery of this Second Supplemental Indenture have been authorized by resolutions of the Board of Managers of the Company and the Board of Directors of the Company and the Successor; and

WHEREAS, all conditions precedent and requirements necessary to make this Second Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, for and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed as follows:

1.  REPRESENTATIONS AND WARRANTIES.

Each of the Company, the Co-Issuer and Successor represents and warrants to the Trustee as follows:

1.1.          With respect to the Company only, it is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.  With respect to the Co-Issuer and the Successor only, it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

1.2.          The execution, delivery and performance by it of this Second Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.

1.3.          Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time thereafter as is provided in the Certificate of Merger (the “Effective Time”), the Merger will be effective in accordance with the terms of the Merger Agreement and Delaware law.

1.4.          At the Effective Time, the name of the Successor will be “Mueller Water Products, Inc.”

2.  ASSUMPTION AND AGREEMENTS.

2.1.          The Successor hereby assumes all the obligations of the Company and the Co-Issuer under the Notes, the Indenture and the Registration Rights Agreement.

2.2.          The Notes may, but shall not be required to, bear a notation concerning the assumption of the Indenture and the Notes by the Successor.

2.3.          The Successor shall succeed to, and be substituted for (so that from and after the date of the Merger, the provisions of the Indenture referring to the “Company” shall refer instead to the Successor and not the Company), and may exercise every right and power of the Company and the Co-Issuer under the Indenture with the same effect as if the Successor had been named as the Company or the Co-Issuer in the Indenture.

3.  AMENDMENTS.

3.1.          Each reference in the Indenture to “Mueller Holdings (N.A.), Inc.” is hereby amended to be a reference to “Mueller Water Products, Inc.”

3.2.          Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended, shall be read, taken and construed as one and the same instrument.

4.  MISCELLANEOUS.

4.1.          The Trustee accepts the modification of the Indenture effected by this Second Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture.  Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company, the Co-Issuer and Successor.  The Trustee makes no representation and shall have no responsibility as to the validity and sufficiency of this Second Supplemental Indenture.

4.2.          If and to the extent that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision included in this Second Supplemental Indenture or in the Indenture, in either case that is required to be included in this Second Supplemental Indenture or in the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

4.3.          Nothing in this Second Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this Second Supplemental Indenture.

4.4.          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.5.          The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

4.6.          This Second Supplemental Indenture shall become effective only upon and as of the Effective Time.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date above first written.

MUELLER HOLDING COMPANY, INC.

By:	/s/ Victor P. Patrick
Name: Victor P. Patrick
Title: Vice President, Secretary and Treasurer

MUELLER WATER PRODUCTS, LLC

By:	/s/ Victor P. Patrick
Name: Victor P. Patrick
Title: Vice President and Secretary

MUELLER WATER PRODUCTS
CO-ISSUER, INC.

By:	/s/ Victor P. Patrick
Name: Victor P. Patrick
Title: Vice President, Secretary and Treasurer

LAW DEBENTURE TRUST COMPANY OF NEW YORK

By:	/s/ Patrick J. Healy
Name: Patrick J. Healy
Title: Vice President